================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 14a-11(c) or Rule 240.14a-12

                        PROVIDIAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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[_]  Check box if any part of the fee is offset as provided by Exchange
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

Providian Financial Corporation                    [LOGO OF PROVIDIAN FINANCIAL
201 Mission Street                                         APPEARS HERE]
San Francisco, CA 94105

(415) 543-0404



March 31, 1999

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Providian Financial Corporation to be held at 10:30 a.m., Pacific time, on Tuesday, May 11, 1999, in the Phyllis Wattis Theater, San Francisco Museum of Modern Art, 151 Third Street, San Francisco, California. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

  This year you are being asked to consider and vote on the election of three directors, the approval of an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of common stock, and the ratification of the appointment of independent auditors. These matters are discussed in greater detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

  Your Board of Directors unanimously believes that the three items proposed by the Board are in the best interests of the Company and its stockholders and, accordingly, recommends a vote FOR each of the proposals.

  Regardless of the number of shares you own or whether you plan to attend, it is important that your shares are represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

  If you have any questions or comments about matters discussed in the Proxy Statement, we'd be happy to hear from you. Please call our Investor Relations Department at (415) 278-6170.

  We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ SHAILESH J. MEHTA
--------------------------------
Shailesh J. Mehta
Chairman, President and Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock
of Providian Financial Corporation:

  The Annual Meeting of Stockholders of Providian Financial Corporation (the "Company") will be held at 10:30 a.m., Pacific time, on Tuesday, May 11, 1999, in the Phyllis Wattis Theater, San Francisco Museum of Modern Art, 151 Third Street, San Francisco, California, for the following purposes:

  (1) To elect three directors to serve until the 2002 Annual Meeting of Stockholders or until their earlier retirement, resignation or removal;

  (2) To approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's common stock;

  (3) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1999; and

  (4) To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 12, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The Proxy Statement and form of proxy for the Annual Meeting are first being mailed to stockholders with and on the date of this notice.

  A list of stockholders entitled to vote at the Annual Meeting will be available for inspection for a period of ten days prior to the meeting at the Company's offices located at 201 Mission Street, San Francisco, California.

  The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 is enclosed. The Annual Report contains financial and other information about the activities of the Company, but it is not to be deemed a part of the proxy soliciting materials.

By Order of the Board of Directors
Ellen Richey
Executive Vice President, General Counsel and Secretary
Providian Financial Corporation

San Francisco, California
March 31, 1999

                        PROVIDIAN FINANCIAL CORPORATION
                              201 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94105

                                PROXY STATEMENT

General Information

  The Board of Directors of Providian Financial Corporation (the "Company") is soliciting proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:30 a.m., Pacific time, on Tuesday, May 11, 1999, in the Phyllis Wattis Theater, San Francisco Museum of Modern Art, 151 Third Street, San Francisco, California, and at any adjournment or postponement thereof. The Company is first sending this Proxy Statement and accompanying proxy to stockholders on or about March 31, 1999.

  Common stock share numbers and prices included in this Proxy Statement have been adjusted to reflect the three-for-two stock split of the Company's common stock in the form of a stock dividend on December 15, 1998 to stockholders of record on December 1, 1998.

Voting Rights and Proxies

  The Board of Directors has fixed the close of business on March 12, 1999 (the "Record Date") as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting. On the Record Date, there were 141,850,031 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), outstanding. For each share of Common Stock held on the Record Date, a stockholder is entitled to one vote on each matter to be voted on at the Annual Meeting.

  Each share of Common Stock represented at the Annual Meeting by a properly executed proxy will be voted according to the instructions indicated on the proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF COMMON STOCK WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS. A stockholder may revoke a proxy by giving written notice of revocation to the Secretary of the Company or submitting a later-dated proxy at any time before the voting, or by voting in person at the Annual Meeting.

Quorum and Votes Required

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether or not a quorum is present. A majority of the outstanding shares of the Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. The inspector of election will treat abstentions and broker nonvotes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker nonvotes include any shares held in a street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules.

  Election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions and broker nonvotes with respect to the election of one or more nominees for director will not be counted in determining the votes cast and will have no effect on the vote. Approval of the proposal to amend the Company's Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock. Abstentions and broker nonvotes will have the effect of a vote against such proposal. Approval of all other matters submitted to a vote of the stockholders at the Annual Meeting requires the affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting and entitled to vote on such matters. Abstentions will have the effect of a vote against such matters. Broker nonvotes will not be considered as present and entitled to vote with respect to such matters, and accordingly will have no effect with respect to such matters.

Proxy Solicitation

  The Company will bear the expense of soliciting proxies. Following the original mailing of the proxies and soliciting materials, employees of the Company may solicit proxies by mail, telephone, facsimile or directly in person. Company employees do not receive additional compensation for soliciting proxies. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies; in such cases, the Company will reimburse such holders for their reasonable expenses. The Company has retained Corporate Investor Communications, Inc. to help solicit proxies on behalf of the Company for a fee of $4,500 plus reasonable out-of-pocket costs and expenses.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

  The following table sets forth information regarding ownership of the outstanding shares of Common Stock by any entity or person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, and is based on Schedule 13G filings made by such entities or persons reporting shares beneficially owned as of December 31, 1998:

  Name and Address of Beneficial   Amount and Nature of       Percent of
              Owner                Beneficial Ownership Common Stock Owned (1)
  ------------------------------   -------------------- ----------------------
FMR Corp.; Edward C. Johnson 3d;
 Abigail P. Johnson; and
 Fidelity Management & Research
  Company(2)
 82 Devonshire Street
 Boston, MA 02109.................      12,135,804(3)            8.56%
Morgan Stanley Dean Witter &
 Co.(4)
 1585 Broadway
 New York, NY 10036...............       7,687,439(5)            5.42%

--------
(1) All percentage calculations are based on the number of shares of Common Stock issued and outstanding on March 12, 1999, which was 141,850,031.
(2) According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 1999.
(3) FMR Corp. reports sole voting power with respect to 931,917 shares and sole dispositive power with respect to 12,135,804 shares. Each of Edward
    C. Johnson 3d and Abigail P. Johnson reports sole dispositive power with respect to 12,135,804 shares. Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 10,958,187 shares, or 7.73%, of the Common Stock as a result of

                                             (footnotes continued on next page)
    acting as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. FMR Corp. (through its control of Fidelity), Edward C. Johnson 3d and Fidelity Funds each has sole power to dispose of the 10,958,187 shares owned by Fidelity Funds.
(4) According to a Schedule 13G filed with the Securities and Exchange Commission on February 2, 1999.
(5) Morgan Stanley Dean Witter & Co. reports shared voting power with respect to 7,661,874 shares and shared dispositive power with respect to 7,687,439 shares.

Security Ownership of Management

  The number of shares of Common Stock beneficially owned by each director and nominee and each executive officer named in the Summary Compensation Table in this Proxy Statement, and by all directors, nominees and executive officers as a group, as of March 12, 1999, is shown in the following table. For purposes of this disclosure, shares are considered to be "beneficially" owned if the person has or shares the power to vote or direct the voting of shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership (as so defined) through May 11, 1999. Subject to applicable community property laws and shared voting or investment power with a spouse, each individual has sole investment and voting power with respect to the shares set forth in the table that follows unless otherwise noted.

                                                                    Percent of
Name of Director, Nominee or             Amount and Nature of      Common Stock
Executive Officer                   Beneficial Ownership (1)(2)(3)    Owned
----------------------------        ------------------------------ ------------
Shailesh J. Mehta..................           1,997,741(4)             1.41%
Christina L. Darwall...............               6,231(5)                *
James V. Elliott...................              34,450(6)                *
Lyle Everingham....................              27,143(7)                *
J. David Grissom...................             123,258(8)                *
F. Warren McFarlan.................              22,327(9)                *
Ruth M. Owades.....................               8,931(10)               *
Larry D. Thompson..................              20,730                   *
John L. Weinberg...................              90,351                   *
David Alvarez......................             164,805                   *
Seth A. Barad......................             187,975                   *
Ellen Richey.......................              90,733                   *
David B. Smith(11).................             530,331                   *
All directors, nominees and
 executive officers as a group
 (14 persons)......................           3,420,520                2.41%

--------
  *  Less than 1%.
 (1) Includes the following restricted shares granted under the Company's Stock Ownership Plan: Mr. Mehta, 233,644 shares; Ms. Darwall, 310 shares; Mr. Elliott, 2,131 shares; Mr. Everingham, 1,805 shares; Mr. Grissom, 1,817 shares; Dr. McFarlan, 1,843 shares; Ms. Owades, 310 shares; Mr. Thompson, 1,843 shares; Mr. Weinberg, 1,805 shares; Mr. Alvarez, 32,140 shares; Mr. Barad, 40,653 shares; Ms. Richey, 19,761 shares; and Mr. Smith, 6,097 shares.
 (2) Includes the following shares subject to options granted under the Company's 1997 Stock Option Plan which are now exercisable or are exercisable through May 11, 1999: Mr. Mehta, 1,432,259 shares;
     Ms. Darwall, 5,000 shares; Mr. Elliott, 8,750 shares; Mr. Everingham, 8,750 shares; Mr. Grissom, 8,750 shares; Dr. McFarlan, 8,750 shares; Ms. Owades, 5,000 shares; Mr. Thompson, 8,750 shares; Mr. Weinberg,
     8,750 shares; Mr. Alvarez, 116,311 shares; Mr. Barad, 136,549 shares; Ms. Richey, 59,078 shares; and Mr. Smith, 481,745 shares.

                                             (footnotes continued on next page)

 (3) Includes the following shares held in an account under the Company's 401(k) Plan as of December 31, 1998 (the latest Plan statement date), over which limited investment power is held: Mr. Mehta, 1,934 shares;
     Mr. Elliott, 51 shares; Mr. Alvarez, 2,598 shares; Mr. Barad, 1,313 shares; Ms. Richey, 1,469 shares; and Mr. Smith, 2,509 shares.
 (4) Includes 563,548 shares held in trust, as to which Mr. Mehta shares voting and investment power.
 (5) Includes 300 shares held in trust, as to which Ms. Darwall shares voting and investment power.
 (6) Includes 294 shares held in an individual retirement account.
 (7) Includes 9,981 shares held in trust.
 (8) Includes 6,750 shares owned by Mr. Grissom's spouse, as to which Mr. Grissom disclaims beneficial ownership.
 (9) Includes 900 shares owned by Dr. McFarlan's spouse, as to which Dr. McFarlan disclaims beneficial ownership.
(10) Includes 1,500 shares held in the name of Ms. Owades' spouse, as to which Ms. Owades shares voting and investment power.
(11) Mr. Smith was an Executive Vice President of the Company until his resignation on March 12, 1999, when he ceased to be an executive officer of the Company. The ownership information above with respect to Mr. Smith reflects his share ownership after giving effect to such resignation.

  The Company's Human Resources Committee has established stock ownership guidelines for the Company's directors and senior management. The guidelines set certain stock ownership levels for directors and senior management to further align their interests with stockholders. The stock ownership levels provided by the guidelines are five times annual retainer for non-employee directors; two, three or five times base salary for senior management, depending on the office held; and ten times base salary for the Chief Executive Officer. Restricted stock, vested stock options and stock held in the Company's 401(k) Plan may be used to satisfy the guidelines. Directors and senior management have a period of four years from the later of the introduction of the guidelines in 1997 or their election or appointment to meet the targeted stock ownership levels. Twenty-four of the 27 directors and senior officers subject to these stock ownership guidelines (excluding senior officers who became subject to the guidelines in December 1998 and thus have until December 2002 to meet the guidelines) have already met the guidelines.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  The Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes, with each class of directors serving staggered three-year terms (or a shorter term if a director is filling a vacancy). Three directors are to be elected at the 1999 Annual Meeting to serve for a term of three years expiring in 2002. All nominees have consented to be named and to serve if elected. The Company does not presently know of any reason that would preclude any nominee from serving if elected. If any nominee, for any reason, should become unable or unwilling to stand for election as a director, either the shares of Common Stock represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as the Board of Directors may recommend, or, if the Board of Directors so determines, the number of directors to be elected at the Annual Meeting will be reduced accordingly. Of the nominees, each of Christina L. Darwall and Ruth M. Owades was appointed to fill a vacancy on the Board of Directors effective April 1, 1998, and Mr. Weinberg was appointed as an advisory member of the Board of Directors effective June 10, 1997 and became a voting member effective October 30, 1997.

  In addition to the three nominees, six directors have terms that continue after the Annual Meeting. John M. Cranor III resigned as a director effective July 1, 1998. The following information, which is based on information provided to the Company by the nominees and current directors, sets forth their age, length of service as a director of the Company, positions and offices with the Company, principal occupations during the past five years and other directorships of publicly held companies:

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES NAMED IN THIS PROPOSAL.

Nominees for Election at the Annual Meeting:

  Christina L. Darwall, 50
  Director since 1998.
  Executive Director, Harvard Business School California Research Center, from 1997 to present. Chairman and Co-founder of ViewStar Corporation, a software company, from 1986 to 1990, and member of the Board of Directors and consultant to ViewStar Corporation from 1991 to 1996; member of the Board of Directors, Harvard Business School Publishing Corporation, from 1995 to present.

  Ruth M. Owades, 50
  Director since 1998.
  President and Chief Executive Officer, Calyx & Corolla, a fresh flower catalog company, from 1988 to present.

  Other directorships: DM Management Co.

  John L. Weinberg, 74
  Director since 1997.
  Senior Chairman and limited partner, Goldman, Sachs & Co.,(/1/) an investment bank and financial advisory firm, from November 1990 to present; Senior Partner, The Goldman Sachs Group, L.P. and its principal affiliate, Goldman, Sachs & Co., until November 1990.

  Other directorships: Knight Ridder, Inc. and Tricon Global Restaurants,
  Inc.

Directors Continuing in Office Whose Terms Expire in 2000 are:

  Shailesh J. Mehta, 49
  Director since 1988.
  Chief Executive Officer of the Company from 1988 to present and Chairman of the Board and President of the Company from June 1997 to present. President and Chief Operating Officer of Providian Corporation, the former parent of the Company, from 1994 to June 1997. Executive Vice President of Providian Corporation, and Chairman and Chief Executive Officer of Providian Direct Insurance, a division of Providian Corporation, from 1993 to 1994.

  Other directorships: Hanover Direct, Inc. and MasterCard International Incorporated, U.S. Region.

  F. Warren McFarlan, D.B.A., 61
  Director since 1997.
  Professor of Business Administration, Harvard Business School, from 1973 to present; Senior Associate Dean, Harvard Business School, from 1991 to present; Director of External Affairs, Harvard Business School, from 1995 to present; member of the Harvard University faculty from 1964 to present.

  Other directorships: Pioneer Hi-Bred International, Inc. and Computer Sciences Corporation.

  Larry D. Thompson, 53
  Director since 1997.
  Partner, King & Spalding,(/2/) a law partnership, from 1986 to present.

--------
(/1/) Goldman, Sachs & Co. performed investment banking and financial advisory services for the Company during 1998. In the future, Goldman, Sachs & Co. may be called on to provide similar services to the Company.

(/2/) The Company retained King & Spalding during 1998 to perform certain legal services. In the future, King & Spalding may be called on to provide similar services to the Company.

Directors Continuing in Office Whose Terms Expire in 2001 are:

  James V. Elliott, 55
  Director since 1995.
  Executive Vice President of the Company from October 1998 to present. Attorney at Law in private practice from 1997 to October 1998. Senior Vice President and General Counsel of Providian Corporation from 1994 to 1997. General Counsel of the Company from 1989 to 1994; Senior Vice President of the Company from 1993 to 1994.

  Lyle Everingham, 72
  Director since 1997.
  Retired Chairman and Chief Executive Officer, The Kroger Co., a food and drug retailer and manufacturer.

  J. David Grissom, 60
  Director since 1997.
  Chairman, Mayfair Capital, a private investment company, from 1989 to present.

  Other directorships: Churchill Downs, Incorporated and LG&E Energy Corp.

Committees of the Board

  The Board has several committees which perform various functions, including those described below.

  The Audit Committee supervises and reviews the Company's risk management and internal controls programs, makes recommendations to the Board of Directors as to the appointment of independent auditors, and confers with independent auditors and internal auditors regarding the scope of proposed audits and audit findings, reports and recommendations. In addition, the Committee reviews reports of material actual or threatened litigation, significant changes in accounting practice, the status of tax audits and appeals and annual or operating results which differ significantly from publicly available forecasts. The members of the Audit Committee are currently Messrs. Thompson (Chair) and Grissom and Ms. Darwall. The Audit Committee met four times during 1998.

  The Human Resources Committee reviews and approves the compensation and benefits policies and practices of the Company, except that approval of the salary and bonus of the Chief Executive Officer must also be approved by the full Board of Directors. The Human Resources Committee recommends to the Board nominations for directors and the Chief Executive Officer of the Company and is responsible for the appointment of other officers. The Committee also reviews matters related to management succession. In addition, the Committee administers certain employee benefit plans. The members of the Human Resources Committee are currently Dr. McFarlan (Chair) and Messrs. Everingham and Weinberg. The Human Resources Committee met six times during 1998.

  The Asset Liability Committee reviews the Company's capital adequacy, funding, investment, securitization, liquidity, and interest rate and credit risk management strategies and policies, periodically monitors management's activities and key measurements in these areas, and makes recommendations to the Board of Directors concerning proposed activities and programs. The members of the Asset Liability Committee are currently Messrs. Grissom (Chair), Mehta and Weinberg, Dr. McFarlan and Ms. Owades. The Asset Liability Committee met twice during 1998.

Directors' Meetings

  During 1998, the Company's Board of Directors held seven meetings. Each director attended at least 75 percent of the aggregate number of meetings of the Board and of applicable committees of the Board held during the period that he or she served as a member of the Board or such committees.

Directors' Compensation

  Directors who also are officers of the Company receive no additional compensation for serving on the Company's Board of Directors. All other directors are paid an annual retainer of $54,000 and an additional $2,000 annually for serving as a committee chair. Under the Company's Stock Ownership Plan, directors may elect to receive 25% or more of their total annual retainer in unrestricted Common Stock, and directors who elect to receive all or a portion of their retainer in unrestricted Common Stock receive an additional award in restricted Common Stock equal to 25% of their total annual retainer. One-half of such restricted stock vests after three years, and the balance vests after six years; however, if a director disposes of unrestricted retainer shares before the vesting of the restricted stock awarded in connection with such unrestricted shares, the director will forfeit all or a portion of such restricted shares. In addition, in 1998, Ms. Darwall and Ms. Owades each received options to purchase 15,000 shares of Common Stock, and the other non-employee directors each received options to purchase 11,250 shares of Common Stock, which, in each case, vest in equal annual amounts over a three-year period. The Company's directors also are reimbursed for necessary and reasonable expenses incurred in the performance of their duties as directors.

Executive Compensation and Other Information

  The following table presents for the last three fiscal years information with regard to compensation for services rendered in all capacities to the Company by the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                          Annual Compensation            Long Term Compensation
                                    -------------------------------- -------------------------------
                                                                             Awards          Payouts
                                                                      Restricted  Securities
                                                        Other Annual    Stock     Underlying  LTIP     All Other
                                                        Compensation Award(s)($)   Options   Payouts Compensation
Name and Principal Position    Year Salary($) Bonus($)     ($)(1)    (2)(3)(4)(5)   (#)(6)   ($)(7)  ($)(8)(9)(10)
---------------------------    ---- --------- --------- ------------ ------------ ---------- ------- -------------
Shailesh J. Mehta............. 1998  825,000  1,181,321   317,758     3,683,366     600,000      --     565,702(11)
 Chairman, President and CEO   1997  771,056  1,125,013   170,136     5,832,263   1,829,541      --     133,164
                               1996  629,327    844,900    28,953       256,647     144,019  181,968     20,318

Seth A. Barad................. 1998  318,750    300,054       719       675,102      97,500      --      10,839
 Executive Vice President      1997  284,522    270,032       --        928,176      75,000      --      20,234
                               1996  245,000    200,000       --         49,947      27,696      --       8,085

David B. Smith................ 1998  312,500    288,037    86,661       191,963      75,000      --      94,409(12)
 Executive Vice President      1997  285,240    255,036    39,930       918,168     417,030      --      50,066
                               1996  229,112    200,000       --         71,037      36,004   84,382      7,561

David Alvarez................. 1998  256,250    270,011    27,803       179,989      82,500      --       9,139
 Executive Vice President      1997  206,840    202,550    11,303       907,719     126,189      --      29,295
                               1996  159,644    125,000       --         31,196      20,772      --      20,005

Ellen Richey.................. 1998  240,625    216,028     3,578       143,972      63,000      --       8,605
 Executive Vice President,     1997  220,644    202,550       709       524,594      45,000      --      26,009
 General Counsel and Secretary 1996  207,760    150,000       --         37,447      13,848      --      22,930

--------
 (1) Includes amounts reimbursed during the year for payment of taxes and includes above-market interest on deferred compensation paid or payable during the year but deferred at the election of the Named Executive Officer.
 (2) Represents the dollar value of restricted stock awarded under the Company's Stock Ownership Plan (the "Providian Financial SOP") in 1998 and in 1997, after the June 1997 spin-off of the Company's common stock to the stockholders of Providian Corporation (the "Spin-off"), and the dollar value of restricted stock awarded under Providian Corporation's Stock Ownership Plan (the "Providian Corporation SOP") in 1996 and in 1997, prior to the Spin-off. Under the Providian Corporation SOP, awards were made in common stock of Providian Corporation, and under the Providian Financial SOP, awards are made in the Company's Common Stock. Restricted stock awarded to the Named Executive Officers under the Providian Corporation SOP vested immediately prior to the Spin-off.

                                             (footnotes continued on next page)

 (3) Dividends on restricted stock awards under the Providian Financial SOP are paid, and under the Providian Corporation SOP were paid, at the same rate as paid to all stockholders. On December 31, 1998, on which date the closing price of the Common Stock was $75.00, the Named Executive Officers held shares of restricted stock (excluding restricted stock awarded in the first quarter of 1999) having a then market value as follows: Mr. Mehta, 210,052 shares, $15,753,900; Mr. Barad, 35,275 shares, $2,645,625; Mr. Smith, 34,987 shares, $2,624,025; Mr. Alvarez,
      31,540 shares, $2,365,500; and Ms. Richey, 19,540 shares, $1,465,500.
 (4) Includes for 1998 the following shares of restricted stock awarded under the Providian Financial SOP in the first quarter of 1999 as part of the Company's annual incentive award for 1998, which vest in three equal annual amounts beginning February 15, 2000: Mr. Mehta, 8,286 shares; Mr. Barad, 2,104 shares; Mr. Smith, 2,020 shares; Mr. Alvarez, 1,894 shares; and Ms. Richey, 1,515 shares. In addition, includes for 1998 restricted stock awards of 30,000 shares to Mr. Mehta and 5,000 shares to Mr. Barad made under the Providian Financial SOP in the first quarter of 1999, based on the Company's performance in 1998, which vest in five equal annual amounts beginning February 15, 2000.
 (5) Shares of restricted stock awarded to the Named Executive Officers under the Providian Financial SOP in the first quarter of 1998 as part of the Company's annual incentive award for 1997 vest in three equal annual amounts beginning February 15, 1999. An additional 37,500 shares of restricted stock awarded to Mr. Mehta in the first quarter of 1998, based on the Company's performance in 1997, vest in five equal annual amounts beginning February 15, 1999. Shares of restricted stock awarded to the Named Executive Officers in June 1997 under the Providian Financial SOP vest in five equal annual amounts beginning June 11, 1998. Mr. Alvarez's restricted stock award of 15,000 shares in August 1997 vests in five equal annual amounts beginning August 7, 1998.
 (6) Represents the number of shares of Common Stock underlying options. Options granted in 1996 to purchase Providian Corporation common stock were replaced in connection with the Spin-off, to the extent such options were then outstanding, by options to purchase the Company's Common Stock in amounts reflecting the economic value of the Providian Corporation option grants at the time of the Spin-off.
 (7) The Long-Term Incentive Plan was a Providian Corporation plan which paid awards based on the long-term performance of Providian Corporation. The plan was not continued by the Company.
 (8) Includes Providian Corporation contributions under the Providian Corporation Thrift Savings Plan and Providian Corporation's nonqualified defined contribution plan during 1996 and 1997 for Mr. Mehta, and also includes the Company's contributions to each Named Executive Officer under the Company's 401(k) Plan and nonqualified defined contribution plan during 1997 and 1998. In 1998, Company contributions in the amount of $5,280 were made to the Company's 401(k) Plan for each of Messrs. Mehta, Barad, Smith and Alvarez and Ms. Richey; and the following contributions were made to the Company's nonqualified defined contribution plan: $21,945 for Mr. Mehta; $5,239 for Mr. Barad; $5,033 for Mr. Smith; $3,176 for Mr. Alvarez; and $2,661 for Ms. Richey.
 (9) Under the retirement component of the Company's 401(k) Plan, annual contributions are made by the Company after the end of each fiscal year in an amount based on a percentage of the employee's compensation. The percentage is determined each year by the Company at its discretion. The percentage for 1998 has not yet been determined, and the amounts of such annual contributions to the Named Executive Officers for 1998 are therefore not included in this column. The amounts of the Company's annual contributions for 1997, which were not available at the time of the preparation of the Company's Proxy Statement for the 1998 Annual Meeting, are included in this column for 1997.
(10) Includes above-market interest earned on nonqualified retirement benefits and payable in future periods in the following amounts: $961 for Mr. Mehta; $320 for Mr. Barad; $356 for Mr. Smith; $683 for
      Mr. Alvarez; and $664 for Ms. Richey.
(11) Includes $299,048 in Company contributions to Mr. Mehta's supplemental retirement plan and $238,468 in relocation benefits.
(12) Includes $83,740 accrued under an agreement (terminated upon his resignation) between the Company and Mr. Smith that gave Mr. Smith the right to receive certain amounts contingent upon, and determined by reference to, the length of his continued employment with the Company.

Option Grants

  The following table contains information concerning the grant of stock options in 1998 under the Company's 1997 Stock Option Plan to the Named Executive Officers. Included is information on potential realizable value(s) to the Named Executive Officers, assuming growth of the Common Stock at the stated rates of appreciation.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       Individual Grants
                         ----------------------------------------------
                                                                         Potential Realizable
                                                                           Value at Assumed
                         Number of   % of Total                          Annual Rates of Stock
                         Securities   Options                           Price Appreciation for
                         Underlying  Granted to  Exercise or                Option Term (2)
                          Options   Employees in Base Price  Expiration -----------------------
Name                     Granted(1) Fiscal Year    ($/Sh)       Date       5%($)      10%($)
----                     ---------- ------------ ----------- ---------- ----------- -----------
Shailesh J. Mehta.......  600,000      23.59%       39.25     5/06/08    14,810,468  37,532,635
Seth A. Barad...........   97,500       3.83%       39.25     5/06/08     2,406,701   6,099,053
David B. Smith..........   75,000       2.95%       39.25     5/06/98     1,851,309   4,691,579
David Alvarez...........   82,500       3.24%       39.25     5/06/08     2,036,439   5,160,737
Ellen Richey............   63,000       2.48%       39.25     5/06/08     1,555,099   3,940,927

--------
(1) Options were granted to each of the Named Executive Officers on May 6, 1998. One-third of the options granted become exercisable on each of the first, second and third anniversaries of the date of grant.
(2) The amounts shown represent certain assumed rates of appreciation only. Actual gains on stock option exercises, if any, are dependent on the future performance of the Common Stock and overall condition of the stock market, as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Option Exercises and Holdings

  The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during 1998 and unexercised options held as of the end of 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                     Number of Securities      Value of Unexercised
                                                    Underlying Unexercised    In-the-Money Options at
                            Shares                  Options at 12/31/98 (#)       12/31/98 ($)(1)
                         Acquired on     Value     ------------------------- -------------------------
          Name           Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
          ----           ------------ ------------ ----------- ------------- ----------- -------------
Shailesh J. Mehta.......   265,041     8,378,829    1,232,259    1,687,776   66,015,747   76,011,968
Seth A. Barad...........     4,500       134,276      104,049      156,731    5,909,463    6,345,952
David B. Smith..........       --            --       248,729      308,016   13,145,863   14,509,698
David Alvarez...........       --            --        88,811      165,018    4,804,403    6,939,111
Ellen Richey............       --            --        38,078       97,616    2,134,427    3,904,077

--------
(1) Based on the average of the high and low price of the Common Stock on December 31, 1998, equal to $72.594 per share.

Executive Employment and Change in Control Agreements

  The Company has entered into an employment agreement with Shailesh J. Mehta (the "Employment Agreement"), pursuant to which Mr. Mehta has been employed as Chairman, President and Chief Executive Officer of the Company. Mr. Mehta's term of employment under the Employment Agreement commenced on June 11, 1997 and was scheduled to end on June 11, 2000. On each June 11, however, the term of employment is automatically extended by one year, so that the remaining term of employment is once again three years, unless either party gives the other at least one year's notice that the term of employment will not be extended. Thus, Mr. Mehta's term of employment under the Employment Agreement is currently scheduled to end on June 11, 2001. Mr. Mehta's base salary is $840,000 per annum and he is entitled to incentive bonus payments pursuant to the terms of the Company's Management Incentive Plan. Mr. Mehta is also entitled to participate in and receive benefits under all other bonus plans, short- or long-term incentive plans, savings and retirement plans, and welfare benefit plans, practices, policies and programs maintained or provided by the Company for the benefit of senior executives. In the event the Company terminates Mr. Mehta's employment without Cause (as defined in the Employment Agreement), or Mr. Mehta terminates his employment for Good Reason (as defined in the Employment Agreement), Mr. Mehta will receive severance benefits. If such termination is prior to a Change in Control (as defined below) of the Company, the benefits will include continuation of salary, bonus and other benefits, and continued vesting of options and restricted stock, for three years following termination. If such termination is within three years after a Change in Control, the benefits will include a lump sum payment equal to three times Mr. Mehta's annual salary and bonus, immediate vesting of all options and restricted stock, and continuation of other benefits for three years following termination. Additionally, if any payment or distribution to Mr. Mehta would be subject to any "golden parachute payment" excise tax or similar tax, then Mr. Mehta will be entitled to receive gross-up payments in an amount such that, after payment of such excise tax or similar tax and all taxes attributable to such gross-up payments, Mr. Mehta retains an amount equal to the amount he would have retained if such excise tax or similar tax had not applied.

  In addition to the Employment Agreement with Mr. Mehta described above, the Company has entered into change in control employment agreements with the Named Executive Officers. In these agreements, a "Change in Control" is defined as the acquisition by a person or group of 20% or more of the Common Stock or other voting securities of the Company (subject to specified exceptions), certain changes in the majority of the Company's Board of Directors, certain mergers involving the Company, or the liquidation, dissolution or sale of all or substantially all of the assets of the Company. If within three years of a Change in Control the officer's employment is terminated by the Company, other than for disability or Cause (as defined in such agreements), or if the officer terminates his or her employment for Good Reason (as defined in such agreements) or within a 30-day period beginning one year after the Change in Control, the officer will be entitled to the following benefits: base salary and a pro rata bonus through the date of termination, a severance payment equal to three times the officer's base salary and annual bonus, any deferred compensation not yet paid by the Company, a special retirement benefit equal to a specified retirement contribution percentage multiplied by three times his or her base salary and annual bonus, a payment in an amount equal to the officer's unvested portion of any qualified or nonqualified retirement contribution account established for the officer (in addition to any vested amounts due the officer under any of the Company's retirement plans), and, for a period of three years after the date of termination, medical, welfare and other benefits under any plans, policies and programs under which the officer is eligible to receive such benefits. Additionally, if any payment or distribution to the officer by the Company or any subsidiary or affiliate would be subject to any "golden parachute payment" excise tax or similar tax, then the officer will be entitled to receive gross-up payments in an amount such that, after payment of such excise tax or similar tax and all taxes attributable to such gross-up payments, the officer retains an amount equal to the amount the officer would have retained if such excise tax or similar tax had not applied. In addition to the change in control agreements with Named Executive Officers described in this paragraph, the Company has entered into change in control employment agreements with certain other officers, the specific terms of which are no more favorable to such officers than those described in this paragraph. Effective upon the resignation of David B. Smith from the Company on March 12, 1999, Mr. Smith's unvested stock options and restricted stock that were scheduled to vest before January 1, 2000 became vested. The Company was also party to an agreement with Mr. Smith, which was terminated effective upon his resignation, that gave Mr. Smith the right to receive certain payments determined by reference to the value of the Common Stock and the length of his continued employment with the Company.

Compensation Committee Interlocks and Insider Participation and Certain Transactions

  The Company's Human Resources Committee reviews and approves the compensation and benefits policies and practices of the Company, except that approval of the salary and bonus of the Chief Executive Officer must also be approved by the full Board of Directors. The members of the Human Resources Committee during 1998 were Dr. McFarlan and Messrs. Everingham and Weinberg, none of whom has served as an officer or employee of the Company or any of its subsidiaries. Mr. Weinberg is a Senior Chairman of Goldman, Sachs & Co., which the Company has retained from time to time to perform investment banking and financial advisory services for the Company. Goldman, Sachs & Co. may be called upon to provide similar services to the Company in the future. Mr. Thompson, a director of the Company, is a partner in King & Spalding. From time to time, the Company has retained King & Spalding to provide legal services to the Company and may retain King & Spalding in the future to provide similar services to the Company.

                           Human Resources Committee
                         Executive Compensation Report
                               February 17, 1999

  The Company's executive compensation programs are administered by the Human Resources Committee (the "Committee"), a committee of the Board of Directors comprised exclusively of non-employee directors. The Committee either approves or recommends to the Board of Directors payment amounts and awards levels for the Company's executive officers.

Compensation Philosophy

  The policies that govern executive compensation continue to align changes in total compensation with changes in the value created for our shareholders. These policies require that our executive compensation program:

  . reflect a clear relationship between compensation and Company performance;

  . reward executives with direct ownership in the Company and align their personal interests with shareholder interests to continually reinforce building shareholder value; and

  . attract and retain key executives critical to the Company's long-term success.

  The Company's executive compensation program has been and continues to be based on the following elements, each of which supports our overall compensation philosophy.

Base Salary

  The Company uses a consistent methodology to determine base salaries for all executive employees. Market reference points are determined for specific positions and job classifications using relevant salary surveys. Individual salaries are then established to assure competitive pay given individual performance. The Company annually participates in executive compensation surveys for financial services companies. Base salaries for executives are determined based on competitive pay levels, as well as the achievement of individual performance objectives.

  In June 1997, the Committee approved an employment contract with Mr. Mehta for the position of Chief Executive Officer. The contract provides for an initial base salary of $800,000. This base salary was raised to $840,000 in May 1998.

Incentive Awards

  The Company provides annual incentive award opportunities for executives based on the pretax earnings of the Company, as well as the successful achievement of individual performance objectives for the year. Annual incentive awards may be made in cash and/or restricted stock issued under the Company's Stock Ownership Plan, as determined by the Committee. The earnings plan and the incentive award formula are adopted by the Committee in connection with the Board's approval of the Company's annual business plan at the start of each year. In the first quarter following the completion of each year, the Committee approves awards based on the prior year's performance results. It has been the Company's policy to set pretax earnings targets which, if achieved, would position total annual cash compensation above median competitive levels. Based on Mr. Mehta's current base salary, achieving target pretax earnings would result in Mr. Mehta's receiving an annual incentive award consisting of cash and/or restricted stock having a total value of $1,312,500. Pretax earnings performance above or below this target would result in a higher or lower award based on the pre-established formula.

  The Committee has approved an annual incentive award for Mr. Mehta of $1,968,750 for 1998, consisting of $1,181,321 in cash and 8,286 shares of restricted stock, based on the Company's achieving pretax earnings of $491 million, which was well above the earnings target established for 1998. The Committee also approved a special grant of 30,000 shares of restricted stock to Mr. Mehta under the Company's Stock Ownership Plan, based on the Company's strong performance results for 1998.

  The Company also provides grants of stock options under the Company's 1997 Stock Option Plan to executives and other employees. These option grants tie awards to the future performance of the Company's Common Stock and provide value only when the price of the Common Stock increases above the option exercise price (determined by the average of the high and low price of the Common Stock on the date of grant). Options generally vest in equal amounts over a three-year period and require that the executive remain employed by the Company until the time of vesting. Options expire no later than ten years from the date of grant. Stock option grants are intended to motivate executives to improve the long-term performance of the Company's Common Stock.

  In granting stock options, the Committee takes into account competitive grant practices within the financial services industry and the executive's level of responsibility, individual contribution and total annual compensation. Based on these factors, in May 1998 Mr. Mehta was granted (on a split-adjusted basis) options to purchase 600,000 shares of Common Stock at an exercise price of $39.25 per share.

Deductibility of Compensation Expenses

  Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits federal income tax deductions by the Company for compensation paid to the chief executive officer and the four other most highly compensated officers to $1 million per officer per year, unless it qualifies as "performance-based" compensation. To qualify as "performance-based," compensation payments must satisfy certain conditions, including limitations on the discretion of the Committee in determining the amounts of such compensation. The Committee believes that payment of compensation that is not deductible under Section 162(m) is sometimes in the best interests of the Company and may approve such arrangements in certain circumstances.

                           Human Resources Committee

                          F. Warren McFarlan (Chair)
                                Lyle Everingham
                               John L. Weinberg

Performance Graph

  Set forth below is a line-graph presentation comparing the cumulative total stockholder return on the Company's Common Stock on an indexed basis since June 11, 1997, when the Common Stock first began trading on the New York Stock Exchange, with the cumulative total stockholder return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Financial Composite Index over the same period. The graph assumes that the value of the investment in the Common Stock and in each index was $100 on June 11, 1997 and assumes reinvestment of all dividends. Historical stock price is not indicative of future stock price performance.

                           Total Stockholder Return

                       [PERFORMANCE GRAPH APPEARS HERE]

                                                     Providian            S&P
    Date                                             Financial S&P 500 Financial
    ----                                             --------- ------- ---------
    06/11/97........................................    100      100      100
    06/30/97........................................    107      102      101
    09/30/97........................................    132      109      113
    12/31/97........................................    151      113      120
    03/31/98........................................    192      128      135
    06/30/98........................................    263      133      140
    09/30/98........................................    284      119      110
    12/31/98........................................    377      145      134

             PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE COMPANY'S
            CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

  It is proposed by the Board of Directors, pursuant to a resolution adopted February 17, 1999, that Section (A) of Article FOURTH of the Company's Certificate of Incorporation be amended to increase the number of shares of authorized Common Stock from 400,000,000 to 800,000,000. As amended, Section
(A) of Article Fourth of the Company's Certificate of Incorporation would read as follows:

    "FOURTH. (A) The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 850,000,000, of which 50,000,000 are to be Preferred Stock, par value $.01 per share (hereafter called the "Preferred Stock"), and 800,000,000 are to be Common Stock, par value $.01 per share (hereafter called the "Common Stock")."

  As of March 12, 1999, the aggregate number of shares of Common Stock outstanding (including treasury shares) was 141,850,031.

  The Board of Directors believes that it is advisable for the Company to have additional shares of Common Stock available for issuance for general corporate purposes including, but not limited to, stock dividends, stock splits, raising capital through the sale of Common Stock and other securities or rights convertible into or exercisable for Common Stock, acquisitions, and shareholder and employee plans. Although the Company has no present plans to issue additional shares of Common Stock or other securities or rights convertible into or exercisable for Common Stock (other than pursuant to existing shareholder and employee plans), the authorization of such additional shares of Common Stock will enable the Company to act promptly if circumstances arise in which the issuance of such shares is required or advantageous to the Company.

  The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of existing holders of Common Stock. Depending on the circumstances, any issuance of additional shares of Common Stock could affect existing holders of shares of Common Stock by diluting the voting power and earnings per share of the Common Stock. The Company's stockholders do not have preemptive rights to subscribe for, purchase or receive shares of the authorized capital stock of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO PROVIDIAN FINANCIAL CORPORATION'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

        PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors, adopting the recommendation of the Audit Committee, has appointed the certified public accounting firm of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999, subject to ratification by the stockholders at the Annual Meeting. Representatives of the firm are expected to attend the Annual Meeting to answer appropriate questions and, if they desire, to make a statement. Ernst & Young LLP has served as the Company's independent auditors since 1984.

  If the appointment of Ernst & Young LLP is not ratified by a majority of the votes cast at the Annual Meeting, or if Ernst & Young LLP declines or is incapable of acting, the appointment of independent auditors will be submitted to the Board of Directors for reconsideration.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999.

                             OTHER PROPOSED ACTION

  The Company knows of no business to come before the Annual Meeting other than the matters described above. Should any other business properly come before the Annual Meeting, stockholders' proxies will be voted in accordance with the judgment of the person or persons voting the proxies.

                             STOCKHOLDER PROPOSALS

  Any stockholder may submit a proposal for consideration at an annual meeting. To be included in next year's Proxy Statement, stockholder proposals for the 2000 Annual Meeting must be in writing and received no later than December 2, 1999 by the Secretary, Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105 and must comply with the rules and regulations of the Securities and Exchange Commission.

  Stockholders also may recommend to the Company candidates to stand for election as directors of the Company. The Human Resources Committee of the Board of Directors, which serves as the nominating committee for the Board in recommending nominations for directors of the Company, will consider such recommendations for the 2000 Annual Meeting and subsequent annual meetings. To be considered by the Human Resources Committee, recommendations for directors to be elected in any year must be submitted in writing no later than October 31 of the prior year to the Human Resources Committee, c/o Secretary, Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105.

  The Company's By-laws impose notice requirements on a stockholder nominating a director or submitting a proposal for consideration at an annual meeting. Such notice requirements apply whether or not such stockholder desires to have his or her nomination or proposal included in the Company's Proxy Statement in accordance with the preceding paragraphs. In order for a nomination or proposal to be considered at the 2000 Annual Meeting, notice thereof must be submitted to the Secretary of the Company not earlier than the close of business on January 12, 2000 nor later than the close of business on February 11, 2000. If the date of the 2000 Annual Meeting is more than 30 days before, or more than 60 days after, May 11, 2000, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting nor later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Such stockholder's notice must contain the information prescribed by the By-laws, copies of which are available from the Secretary.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, except for Ruth M. Owades, who filed a late Form 4 with respect to certain securities acquired by her spouse, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with for the Company's 1998 fiscal year.

                          ANNUAL REPORT ON FORM 10-K

  The Company has provided a copy of its 1998 Annual Report to stockholders to each person whose proxy is being solicited. The Company will provide, without charge, copies of its Annual Report on Form 10-K for the year ended December 31, 1998 (including any financial statements and schedules, and a list describing any exhibits not contained therein) on written request addressed to:

                            Providian Financial Corporation
                            Investor Relations Department
                            201 Mission Street
                            San Francisco, CA 94105

  The exhibits to the Annual Report on Form 10-K are available on written request and payment of charges which approximate the Company's cost of reproduction.

                       ATTENDANCE AT THE ANNUAL MEETING

  Seating at the Annual Meeting is limited and, therefore, admission is by ticket only. If you would like to attend the Annual Meeting, please call the Company at (1-800) 285-0708 to request an admission ticket. Your admission ticket will be held for you at the Registration Desk on the day of the Annual Meeting. To claim your admission ticket, you should bring with you proof of identification. In addition, if you hold your shares through a broker or other nominee, you will need to provide proof of ownership by bringing a copy of the voting instruction card provided by your broker or a brokerage statement showing your share ownership on the Record Date.

                     [LOGO OF RECYCLED PAPER APPEARS HERE]

                           Printed on Recycled Paper

                                     PROXY

                        PROVIDIAN FINANCIAL CORPORATION
                              201 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94105

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints James V. Elliott, J. David Grissom and F. Warren McFarlan and each of them, proxies with power of substitution to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Providian Financial Corporation (the "Company") to be held at 10:30 a.m., Pacific Time, on Tuesday, May 11, 1999 and any adjournments or postponements thereof, on the matters set forth below and any other business that may properly come before the meeting.

1. Election of three directors. Nominees for directors are Christina L. Darwall, Ruth M. Owades and John L. Weinberg.

2. Approval of amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock.

3. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors.

SEE REVERSE SIDE

Please mark your votes as in this example. [X]

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.
-------------------------------------------------------------------------------

1.  Election of Directors:

    FOR [_]   WITHHELD [_]

    For all, except:

2. Approval of Amendment to Certificate of Incorporation Increasing the Number of Authorized Shares of Common Stock

    FOR [_]   AGAINST [_]     ABSTAIN [_]

3.  Ratification of Appointment of Independent Auditors

    FOR [_]   AGAINST [_]     ABSTAIN [_]

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



-------------------------                   -------------------------
SIGNATURE(S)                                DATE


PLEASE DETACH HERE. COMPLETE, SIGN AND RETURN CARD.